UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2018

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 5, 2018, the shareholders of IPALCO Enterprises, Inc. (“IPALCO” or the “Corporation”), through a unanimous written consent electing the Corporation’s Board of Directors (the “Board”), appointed Vincent W. Mathis, Mark E. Miller, Julian Nebreda and Gustavo Pimenta to the Board. Barry J. Bentley, Renaud Faucher, Paul L. Freedman, Craig L. Jackson, Frederic Lesage, Thomas M. O’Flynn, and Kenneth J. Zagzebski continue also as members of the Board.

Also on February 5, 2018, the following organizational changes at IPALCO were made, effective March 31, 2018:

•	Kenneth J. Zagzebski resigned as President and Chief Executive Officer to assume the role of Chairman of the Board.

•	Craig L. Jackson was promoted from Chief Financial Officer to President and Chief Executive Officer.

•	Gustavo Pimenta was elected Chief Financial Officer.

•	Kurt A. Tornquist resigned, and Karin M. Nyhuis was elected, as Controller.

Mr. Jackson, 45, has been Chief Financial Officer of IPALCO and subsidiaries of IPALCO since 2013 and also is a member of the Board. Mr. Jackson has served in various capacities within the utility finance and accounting sectors, including with other affiliated energy companies of The AES Corporation (“AES”), such as DPL Inc. (“DPL”) and its subsidiaries. Mr. Jackson joined DPL in 2004 and has held various positions of increasing responsibility in the finance and accounting organizations at DPL. Mr. Jackson has served as DPL’s Chief Financial Officer since July 2012, as a Director since May 2015, and as Vice President since July 2015 and serves as a director or officer of other AES affiliates. Mr. Jackson received a B.S. in business administration from Bloomsburg University and an M.B.A. from Wright State University. Mr. Jackson serves on the board of directors of The DP&L Foundation, Rebuilding Together Indianapolis, and Daybreak.

Mr. Pimenta, 39, has been Chief Financial Officer for AES operations in Mexico, Central America and the Caribbean since January 2015. From 2009-2014, Mr. Pimenta held several senior management positions at AES in Brazil, including being Chief Financial Officer with responsibility over the listed companies AES Tiete and AES Eletropaulo. Before joining AES, Mr. Pimenta worked as Vice President of Strategy and M&A for Citibank in New York and London. Prior to Citibank, Mr. Pimenta served as Senior Auditor at KPMG. Over the years, Mr. Pimenta has successfully led several multi-billion equity and debt capital markets transactions in the US and across Latin America. He holds a bachelor degree in Economics from Universidade Federal de Minas Gerais (UFMG) and a master degree with honors in Economics and Finance from Fundação Getulio Vargas (FGV), and has also participated in development programs in Leadership, Strategy, Finance and Risk Management at the New York University, Darden School of Business and Georgetown University.

Ms. Nyhuis, 35, has held various positions of increasing responsibility in the accounting organizations of the energy companies of AES, such as IPALCO and DPL, including Director of Financial Reporting and Accounting since June 2016 and Director of Financial Reporting from June 2013 when she joined IPLACO to June 2016.  Ms. Nyhuis joined DPL in 2007 and has served in various other accounting capacities at that organization. Prior to that, Ms. Nyhuis held roles in Public Accounting with Ernst & Young LLP.  Ms. Nyhuis received a B.A. in Accounting and Finance from Cedarville University and an M.B.A. from Wright State University and is a Certified Public Accountant.
Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among IPALCO and its shareholders, CDP Infrastructure Fund GP (“CDPQ”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec and AES U.S. Investments, Inc. (“AES Investments”), a subsidiary of AES and CDPQ. Pursuant to the Shareholders’ Agreement, AES Investments has the right to nominate nine directors to the Board and CDPQ has the right to nominate two directors to the Board. The Shareholders’ Agreement also provides for certain minimum ownership thresholds below which CDPQ will be entitled to nominate only one director or no directors. Mr. Faucher and Mr. Lesage are Board members that were nominated by CDPQ and the remainder of the Board members were nominated by AES Investments.

The Corporation does not separately compensate individuals for their service as officers or Board members of the Corporation. Other than compensation received by each officer and AES Investments nominated director from AES affiliated companies for services performed for all AES affiliates (including IPALCO), which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed officers or Board members referenced above has entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: February 5, 2018	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary